Exhibit 99.2

Designated Filer:   Warburg, Pincus Equity Partners, L.P.

Issuer & Ticker Symbol:  Sunesis Pharmaceuticals, Inc. (SNSS)

Date of Event Requiring Statement:  July 15, 2009

JOINT FILERS’ NAMES AND ADDRESSES

1.	Name:	Warburg, Pincus Equity Partners, L.P.
	Address:	466 Lexington Avenue
New York, New York 10017

2.	Name:	Warburg Pincus & Co.
	Address:	466 Lexington Avenue
New York, New York 10017

3.	Name:	Warburg Pincus Partners, LLC
	Address:	466 Lexington Avenue
New York, New York 10017

4.	Name:	Warburg Pincus LLC
	Address:	466 Lexington Avenue
New York, New York 10017